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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  September 8, 2004
                                                   -----------------


                               Getty Realty Corp.
                       ---------------------------------
               (Exact name of registrant as specified in charter)



    Maryland                    001-13777                       11-3412575
    --------                    ---------                       ----------
   (State of                   (Commission                    (IRS Employer
 Organization)                 File Number)                Identification No.)



125 Jericho Turnpike, Suite 103
Jericho, New York                                                 11753
-----------------------------------------------------             -----
(Address of principal executive offices)                       (Zip Code)


Registrant's Telephone Number, including area code:  (516) 478-5400
                                                     --------------


                                 Not Applicable
                   ------------------------------------------
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act


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Section 8.  Other Events

Item 8.01.  Other Events

     On September 8, 2004, Getty Realty Corp. announced that United States Bankruptcy Court in Wilmington, DE, on September 7, 2004, approved it as the winning bidder to acquire 36 convenience store and retail motor fuel properties located in Connecticut and Rhode Island currently operated as DB Marts. The aggregate purchase price for these properties is approximately $25 million. Getty is required, under the individual purchase agreements for the properties, to take the properties in their "AS IS" "WHERE IS" condition, free and clear of liens and encumbrances, except as may be expressly provided in the agreements.

     Getty will take title to 25 fee properties located in Connecticut and one in Rhode Island and an assignment of the seller's leasehold interest in 10 properties in Connecticut. Getty will take an assignment of an existing environmental remediation agreement with Handex Group, Inc., who will continue to be responsible for the remediation costs associated with certain known environmental conditions at approximately 20 properties in Connecticut. In addition, in the case of several locations, Getty will take an assignment of the seller's interest, as landlord, in existing leases with tenants who operate unrelated businesses on the properties. Getty also is required to purchase the convenience store and fuel inventories at each location which it intends to resell to its tenants.

     The properties are being acquired as a part of the auction sale of all of the DB Mart locations owned and operated by DB Companies, Inc., which filed for Chapter 11 protection in June of this year. As the successful bidder, Getty is required to pay a "bidder's premium" of 2% to Matrix Capital Group, Inc., who managed the auction process on behalf of the debtor. The closing is expected to occur in the fourth quarter and Getty intends to purchase the properties with cash on hand and funds available under its existing line of credit.

     A copy of the press release announcing this event is attached hereto as
Exhibit 99.1.



Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits


(c)  Exhibits

Exhibit
Number            Description
-------           -----------

99.1              Press Release, dated September 8, 2004, issued by Getty Realty
                  Corp.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Getty Realty Corp.
                                         (Registrant)



Date:  September 10, 2004             By: /s/ THOMAS J. STIRNWEIS
                                          --------------------------------
                                          Thomas J. Stirnweis
                                            Vice President, Treasurer and
                                            Chief Financial Officer



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INDEX TO EXHIBITS

Exhibit             Description
-------             -----------

Exhibit 99.1        Press Release, dated September 8, 2004, issued by Getty
                    Realty Corp.